Exhibit 99.1

[THE HAIN CELESTIAL GROUP, INC. LOGO OMITTED]

Contacts:
Ira Lamel/Mary Anthes
The Hain Celestial Group, Inc.
631-730-2200

THE HAIN CELESTIAL GROUP ANNOUNCES STRONG
SECOND QUARTER FISCAL YEAR 2011 RESULTS

Sales Increase 21% to $291.9 Million

Record Quarterly Net Income of $16.3 Million, a 45% Increase

GAAP Earnings Increase 37% to $0.37 Per Diluted Share

 Adjusted Earnings Increase 39% to $0.39 Per Share
Before Acquisition Related Expenses

Melville, NY, February 3, 2011—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today reported results for the second quarter ended December 31, 2010.  Reflecting strong sales performance, net sales for the second quarter totaled $291.9 million, an increase of 21% over sales of $242.0 million in the prior year second quarter.  The Company earned $16.3 million in net income, a record quarter for the Company and a 45% increase from $11.2 million in the prior year second quarter.  The Company reported GAAP earnings of $0.37 per diluted share as compared to $0.27 per diluted share in the prior year second quarter.  On an adjusted basis earnings per diluted share were $0.39 on adjusted net income of $17.5 million before pre-tax acquisition related expenses of $1.4 million1.  Operating margin was 10.2% on a GAAP basis, a 127 basis point improvement, up from 8.9% in the prior year second quarter.  On an adjusted basis operating margin was 10.5%, improving from 9.4% in the prior year second quarter1.

“Our solid financial performance in the quarter reflected the continued strength of the consumption trends the Company started to experience over a year ago.   Consumers remain committed to maintaining healthy lifestyles and enjoying our products, and we’re seeing improved sales across various classes of trade as we drive core distribution in these channels,” said Irwin D. Simon, President and Chief Executive Officer.  “Celestial Seasonings® tea, Earth’s Best® infant and toddler products, Arrowhead Mills® cereals and grains, Terra® chips, Spectrum® oils, and our Avalon®, Alba® and Jason® personal care brands led our strong sales.  Sensible Portions® snacks and The Greek Gods® yogurt brands, acquired in June and July 2010, also contributed to the Company’s performance this quarter.  Bottom-line results improved across each of our worldwide locations.  While the United Kingdom environment remains difficult for us, we are seeing sales growth and margin improvement.”

1 See Non-GAAP Financial Measures and related Reconciliation of GAAP Results to Non-GAAP Presentation

Gross profit in this year’s second quarter improved by 37 basis points to 29.3% of sales compared to 28.9% in the prior year second quarter.  On an adjusted basis, gross profit in this year’s second quarter was 29.4%, an improvement of 46 basis points over the prior year second quarter gross profit.1 The improved gross profit resulted from the mix of product sales worldwide, including the sales of higher margin products from recently acquired businesses in the United States, which together with cost savings more than offset increased input costs that affected the Company.  The Company did not realize the full benefit of the price increase made effective during the second quarter.

Selling, general and administrative expenses were 18.8% of net sales in this year’s second quarter compared to 19.5% in the prior year second quarter.  This improvement resulted from the leverage achieved from the Company’s existing expense base, which more than offset higher amortization expenses related to recent acquisitions and a higher level of product demonstrations and store level sampling employed by the acquired businesses.

Operating free cash flow for the 12-month period ended December 31, 2010 improved to $59.6 million, an increase of $21.9 million from a year ago1. The Company had working capital of $171.4 million at December 31, 2010.  Debt was $240.1 million, or 29.7% of equity of $807.2 million at December 31, 2010.

“At the beginning of fiscal year 2010 we embarked on a long-term strategy of sustainable growth with an emphasis on our sales and earnings and focused execution on cost containment, productivity and cash flow and margin enhancement.  We see those results today in our financial performance.  Our expectation is to achieve stronger year-over-year results as we move through the balance of fiscal year 2011, which is evidenced by our improved financial metrics, including our strong sales and improved profitability, despite the challenges of increased commodity costs,” commented Irwin Simon.

The Company also announced today in a separate press release the acquisitions of Danival SAS and GG UniqueFiber AS in Europe.  Both of these acquisitions are expected to be neutral to earnings in fiscal year 2011 and to be accretive to earnings in fiscal year 2012.  “I’m excited today to expand our core natural and organic portfolio of brands with a broadened geographic reach and breadth of product with the strategic acquisitions of the Danival® and GG UniqueFiber™ brands,” commented Irwin Simon.

Fiscal Year 2011 Guidance
The Company updated its fiscal year 2011 sales guidance to $1.060 to $1.080 billion and reconfirmed its fiscal year 2011 earnings guidance of $1.24 to $1.31 per diluted share.  The guidance excludes transaction costs and integration expenses from recent acquisitions that may be incurred during the Company’s fiscal year 2011 and includes five months of sales from the acquisitions announced today.  When the Company reports its financial results each quarter, transaction costs and integration expenses will be identified.

Webcast
Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Time today to review its second quarter fiscal year 2011 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain-celestial.com.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, Ethnic Gourmet®, Yves Veggie Cuisine®, Granose®, Realeat®, Linda McCartney®, Daily Bread™, Lima®, GG UniqueFiber™, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene®, Earth’s Best TenderCare® and Martha Stewart Clean™.  Hain Celestial has been providing “A Healthy Way of Life™” since 1993.  For more information, visit www.hain-celestial.com.

Safe Harbor Statement
This press release contains forward-looking statements under Rule 3b-6 of the Securities Exchange Act of 1934, as amended.  Words such as “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “position,” “positioned,” “should,” “plan,” “continue,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include our expectations relating to (i) our year-over-year results, and (ii) the acquisition of the Danival and GG UniqueFiber brands and the potential improvements to the Company’s earnings resulting therefrom.  These risks include but are not limited to our ability to achieve our guidance for net sales and earnings per diluted share in fiscal year 2011 given the environment in the U.S. and other markets in which we sell products as well as economic and business conditions generally and their effect on our customers and consumers’ product preferences, and our business, financial condition and results of operations; changes in estimates or judgments related to our impairment analysis of goodwill and other intangible assets; our ability to implement our business and acquisition strategy, including our strategy for improving results in Europe; Hain Pure Protein Corporation’s (“HPP”) ability to implement its business strategy; our ability to realize sustainable growth generally and from investing in core brands, offering new products and focusing on cost containment, productivity, cash flow and margin enhancement in particular; our ability to effectively integrate our acquisitions; our ability to successfully execute our joint ventures; competition; the success and cost of introducing new products as well as our ability to increase prices on existing products; the availability and retention of key personnel; our reliance on third party distributors, manufacturers and suppliers; our ability to maintain existing contracts and secure and integrate new customers; our ability to respond to changes and trends in customer  and consumer demand, preferences and consumption; international sales and operations; increases in fuel and commodity costs; the effects on our results of operations from adverse impacts of foreign exchange; changes in, or the failure to comply with, government regulations; and other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2010.  As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations.  These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures.  In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.  They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

Operating Free Cash Flow is a non-GAAP financial measure.  The Company defines Operating Free Cash Flow as cash provided from or used in operating activities less capital expenditures.  For the 12-month period ended December 31, 2010, cash provided by operating activities was $70.9 million and capital expenditures were $11.3 million for a net total of $59.6 million.  For the 12-month period ended December 31, 2009, cash provided by operating activities was $49.4 million and capital expenditures were $11.7 million for a net total of $37.7 million.

This press release and the accompanying tables also include non-GAAP financial measures which are referred to as “adjusted”. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables Consolidated Statements of Income with Adjustments for the three months and six months ended December 31, 2010 and 2009. These non-GAAP financial measures exclude the items listed at the bottom of the tables.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	December 31,	June 30,
	2010	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,308	$17,266
Trade receivables, net	130,558	114,215
Inventories	169,979	157,012
Deferred income taxes	10,927	10,738
Other current assets	15,510	14,586
Total current assets	353,282	313,817

Property, plant and equipment, net	105,253	106,985
Goodwill, trademarks and other intangibles, net	759,087	714,584
Investments in and advances to affiliates	45,340	46,041
Other assets	19,074	16,660
Total assets	$1,282,036	$1,198,087

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$172,495	$129,282
Income taxes payable	9,334	9,530
Current portion of long-term debt	38	38
Total current liabilities	181,867	138,850

Deferred income taxes	40,582	38,283
Other noncurrent liabilities	12,321	30,227
Long-term debt, less current portion	240,087	225,004
Total liabilities	474,857	432,364

Stockholders' equity:
Common stock	441	437
Additional paid-in capital	559,996	548,782
Retained earnings	266,266	240,904
Treasury stock	(17,852)	(17,529)
Accumulated other comprehensive income	(1,672)	(6,871)
Total stockholders' equity	807,179	765,723

Total liabilities and stockholders' equity	$1,282,036	$1,198,087

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Net sales	$291,878	$241,967	$549,839	$472,451
Cost of sales	206,486	172,067	394,345	340,743
Gross profit	85,392	69,900	155,494	131,708

Selling, general and administrative expenses	55,004	47,182	105,150	89,746
Acquisition related expenses including integration and restructuring charges	676	1,157	2,089	2,936

Operating income	29,712	21,561	48,255	39,026

Interest expense and other expenses	3,527	3,515	5,984	6,557
Income before income taxes and equity in earnings of equity-method investees	26,185	18,046	42,271	32,469
Income tax provision	10,361	6,728	17,525	12,065
After-tax income (loss) of equity-method investees	(443)	136	(616)	1,132

Net income	$16,267	$11,182	$25,362	$19,272

Basic net income per share	$0.38	$0.27	$0.59	$0.47

Diluted net income per share	$0.37	$0.27	$0.57	$0.47

Weighted average common shares outstanding:
Basic	42,929	40,774	42,876	40,737
Diluted	44,334	41,352	44,126	41,225

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2010 GAAP	Adjustments	2010 Adjusted	2009 Adjusted (Note)
	(Unaudited)
Net sales	$291,878		$291,878	$241,967
Cost of Sales	206,486	$(286)	206,200	172,067
Gross profit	85,392	286	85,678	69,900

Selling, general and administrative expenses	55,004		55,004	47,182
Acquisition related expenses including integration and restructuring charges	676	(676)	-	-

Operating income	29,712	962	30,674	22,718

Interest and other expenses, net	3,527	(483)	3,044	2,305
Income before income taxes and equity in earnings of equity-method investees	26,185	1,445	27,630	20,413
Income tax provision	10,361	459	10,820	9,050
After-tax (income) loss of equity-method investees	(443)	(252)	(695)	(379)
Net income	$16,267	$1,238	$17,505	$11,742

Basic net income per share	$0.38	$0.03	$0.41	$0.29

Diluted net income per share	$0.37	$0.02	$0.39	$0.28

Weighted average common shares outstanding:
Basic	42,929		42,929	40,774
Diluted	44,334		44,334	41,352

	FY 2011		FY 2010 (Note)
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Acquisition related integration costs	$286	$69

Cost of sales	286	69	-	-

Acquisition related expenses	565	209

Severance and other reorganization costs	111	11	$1,157

Acquisition related expenses and restructuring charges	676	220	1,157	-

Accretion on acquisition related contingent consideration	483	170

Unrealized loss on investment			1,210	$450

Interest and other expenses, net	483	170	1,210	450

Net loss from HPP discontinued operation	252	-	515	-

Equity in net (income) loss of HPP	252	-	515	-

Valuation allowance recorded on UK deferred tax assets				1,872

Total adjustments	$1,697	$459	$2,882	$2,322

Note:	The fiscal year 2010 non-GAAP presentation reflects the treatment by HPP of Kosher Valley as a discontinued operation beginning in the fourth quarter as applied to the first three quarters.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Six Months Ended December 31,
	2010 GAAP	Adjustments	2010 Adjusted	2009 Adjusted (Note)
	(Unaudited)
Net sales	$549,839		$549,839	$472,451
Cost of Sales	394,345	$(711)	393,634	340,743
Gross profit	155,494	711	156,205	131,708

Selling, general and administrative expenses	105,150		105,150	89,746
Acquisition related expenses including integration and restructuring charges	2,089	(2,089)	-	-

Operating income	48,255	2,800	51,055	41,962

Interest and other expenses, net	5,984	(905)	5,079	5,347
Income before income taxes and equity in earnings of equity-method investees	42,271	3,705	45,976	36,615
Income tax provision	17,525	1,019	18,544	15,667
After-tax (income) loss of equity-method investees	(616)	(252)	(868)	195
Net income	$25,362	$2,938	$28,300	$20,753

Basic net income per share	$0.59	$0.07	$0.66	$0.51

Diluted net income per share	$0.57	$0.07	$0.64	$0.50

Weighted average common shares outstanding:
Basic	42,876		42,876	40,737
Diluted	44,126		44,126	41,225

	FY 2011		FY 2010 (Note)
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Acquisition related integration costs	$711	$69

Cost of sales	711	69	-	-

Acquisition related expenses	1,777	620

Severance and other reorganization costs	312	11	$2,936

Acquisition related expenses and restructuring charges	2,089	631	2,936	-

Accretion on acquisition related contingent consideration	905	319

Unrealized loss on investment			1,210	$450

Interest and other expenses, net	905	319	1,210	450

Net loss from HPP discontinued operation	252	-	937	-

Equity in net (income) loss of HPP	252	-	937	-

Valuation allowance recorded on UK deferred tax assets				3,152

Total adjustments	$3,957	$1,019	$5,083	$3,602

Note:	The fiscal year 2010 non-GAAP presentation reflects the treatment by HPP of Kosher Valley as a discontinued operation beginning in the fourth quarter as applied to the first three quarters.